Exhibit 10.1

AptarGroup, Inc.
Supplemental Retirement Plan
(amended and restated effective January 1, 2009)

AptarGroup, Inc.
Supplemental Retirement Plan
(amended and restated effective January 1, 2009)

i

ii

Article I. Introduction
1.1 Purpose of the Plan
The Company sponsors the Qualified Plan, which is intended to be a tax-qualified plan under section 401(a) of the Code. The purpose of the Plan is to provide retirement plan benefits to Members that they would have been entitled to receive under the Qualified Plan if the limitations of Code sections 401(a)(17) and 415 of the Code did not apply.
1.2 Effective Date
The Plan replaces the AptarGroup, Inc. Supplemental Retirement Plan, effective as of January 1, 1994 (the “Prior Plan”), effective as of January 1, 2009. Amounts earned before January 1, 2005 shall be governed by the terms of the Prior Plan to the extent that a Member was fully vested on January 1, 2005 in such amounts. To the extent that a Member was not vested in such amounts, those amounts shall be governed before January 1, 2009 by the terms of the Prior Plan, as modified in operation to comply with section 409A of the Code. Amounts earned on and after January 1, 2005 and before January 1, 2009 shall also be governed by the terms of the Prior Plan, as modified in operation to comply with section 409A of the Code.
1.3 Nonqualified Plan
The Plan is intended to be an unfunded deferred compensation plan maintained primarily for the purpose of providing benefits to a select group of management or highly compensated Employees within the meaning of sections 201(2), 301(a)(3) and 401(a)(1) of ERISA and Department of Labor Regulation § 2520.104-23. Such benefits shall be reflected on the accounting records of the Employers but shall not be construed to create or require the creation of a trust, custodial account or escrow account. No Member shall have any right, title or interest whatsoever in or to any investment reserves, accounts or funds that the Company or any Employer may purchase, establish or accumulate to aid in providing benefits under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create a trust or fiduciary relationship of any kind between an Employer and an Employee or any other person. All benefits payable hereunder shall be paid from the general assets of the Employers, and Members shall not have any greater rights to such assets than other general creditors of the Employers.
Article II. Definitions
2.1 Definitions
Capitalized terms used in the Plan shall have the meanings set forth below unless otherwise expressly provided herein. If a capitalized term is not defined below, it shall have the meaning set forth in the Qualified Plan.
(a) “Actuarial Equivalent” means the actuarial equivalent value of an applicable form of benefit distribution.
(b) “Board” means the Board of Directors of the Company.

(c)	“Change in Control” means:
(1)	the acquisition by any individual, entity or group (a “Person”), including any “person” within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of more than 50% of either (i) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company (excluding any acquisition resulting from the exercise of a conversion or exchange privilege in respect of outstanding convertible or exchangeable securities unless such outstanding convertible or exchangeable securities were acquired directly from the Company), (B) any acquisition by the Company, (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition by any corporation pursuant to a reorganization, merger or consolidation involving the Company, if, immediately after such reorganization, merger or consolidation, each of the conditions described in clauses (i), (ii) and (iii) of subsection (3) of this definition shall be satisfied; and provided further that, for purposes of clause (B), if any Person (other than the Company or any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company) shall become the beneficial owner of more than 50% of the Outstanding Company Common Stock or more than 50% of the Outstanding Company Voting Securities by reason of an acquisition by the Company and such Person shall, after such acquisition by the Company, become the beneficial owner of any additional shares of the Outstanding Company Common Stock or any additional Outstanding Company Voting Securities and such beneficial ownership is publicly announced, such additional beneficial ownership shall constitute a Change in Control;

(2)	individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of such Board; provided, however, that any individual who becomes a director of the Company subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed to have been a member of the Incumbent Board; and provided further, that no individual who was initially elected as a director of the Company as a result of an actual or threatened solicitation by a Person other than the Board for the purpose of opposing a solicitation by any other Person with respect to the election or removal of directors or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall be deemed to have been a member of the Incumbent Board;

(3)	consummation of a reorganization, merger or consolidation unless, in any such case, immediately after such reorganization, merger or consolidation, (i) 50% or more of the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and 50% or more of the combined voting power of the then outstanding securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals or entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation and in substantially the same proportions relative to each other as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (ii) no Person (other than the Company, any employee benefit plan (or related trust) sponsored or maintained by the Company or the corporation resulting from such reorganization, merger or consolidation (or any corporation controlled by the Company) and any Person which beneficially owned, immediately prior to such reorganization, merger or consolidation, directly or indirectly, more than 50% of the Outstanding Company Common Stock or the Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, more than 50% of the then outstanding shares of common stock of such corporation or more than 50% of the combined voting power of the then outstanding securities of such corporation entitled to vote generally in the election of directors and (iii) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such reorganization, merger or consolidation; or

(4)	consummation of (i) a plan of complete liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company other than to a corporation with respect to which, immediately after such sale or other disposition, (A) 50% or more of the then outstanding shares of common stock thereof and 50% or more of the combined voting power of the then outstanding securities thereof entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such sale or other disposition and in substantially the same proportions relative to each other as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no Person (other than the Company, any employee benefit plan (or related trust) sponsored or maintained by the Company or such corporation (or any corporation controlled by the Company) and any Person which beneficially owned, immediately prior to such sale or other disposition, directly or indirectly, more than 50% of the Outstanding Company Common Stock or the Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, more than

50% of the then outstanding shares of common stock thereof or more than 50% of the combined voting power of the then outstanding securities thereof entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors thereof were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition.
(d) “Code” means the Internal Revenue Code of 1986, as it may be amended from time to time.
(e) “Committee” means the person or persons appointed to administer the Plan as described in Section 7.1.
(f) “Employee” means any person who is employed by an Employer.
(g) “Employer” means the Company, a subsidiary or another entity related with the Company that participates in the Qualified Plan.
(h) “Member” means a Participant or a former Participant who has not received a full distribution of his vested Supplemental Retirement Benefit.
(i) “Participant” means any Employee who has met and continues to meet the eligibility requirements of the Plan as set forth in Section 3.1.
(j) “Plan” means the AptarGroup, Inc. Supplemental Retirement Plan, as provided herein and as may be amended from time to time.
(k) “Plan Administrator” means the Committee.
(l) “Plan Year” means the calendar year.
(m) “Prior Plan” means the AptarGroup, Inc. Supplemental Retirement Plan, effective as of January 1, 1994 and as amended from time to time.
(n) “Qualified Plan” means the AptarGroup, Inc. Employees’ Retirement Plan, as amended from time to time.
(o) “Retirement” means an Employee’s Separation from Service from all Employers on or after the earlier of (i) the attainment of age 55 and completion of at least ten (10) Years of Service with the Employers under the Qualified Plan and (ii) the attainment of age 65.
(p) “Separation from Service” means the Participant’s separation from service from his Employer, as described in Treasury Regulation § 1.409A-1(h).
(q) “Specified Employee” means an Employee identified as such pursuant to the document entitled “AptarGroup, Inc. Policy Regarding § 409A Specified Employees.”

(r) “Supplemental Earnings” means, for each Plan Year, the difference between (i) the Participant’s Earnings for the Plan Year calculated under the Qualified Plan as if the limitation of section 401(a)(17) of the Code was not in effect and (ii) the Participant’s Earnings for the Plan Year under the Qualified Plan.
(s) “Supplemental Retirement Benefit” means, in the case of Retirement because of a Member’s attainment of age 65, the single lump sum amount payable under the Plan, which shall be equal to the sum of (i) 1.85 percent of the Member’s Supplemental Earnings for each Year of Service completed by the Member, to a maximum of 35 Years of Service, and (ii) 1.2 percent of such Member’s Supplemental Earnings for each Year of Service completed by the Member in excess of 35 Years of Service. The Supplemental Retirement Benefit of a Member whose Retirement occurs because he has attained age 55 and completed at least ten (10) Years of Service with the Employers rather than because he attained age 65 shall be the Actuarial Equivalent of the single lump sum amount described in the previous sentence.
2.2 Gender and Number; Headings
Unless the context clearly requires otherwise, the masculine pronoun whenever used shall include the feminine and neuter pronoun, and the singular form whenever used shall include the plural form. Headings of sections of the Plan are inserted for convenience of reference and are not part of the Plan and are not to be considered in the construction thereof.
Article III. Participation and Service
3.1 Participation
An Employee shall become a Participant in the Plan as of the first day he meets all of the following requirements:
(a) he is a participant in the Qualified Plan; and
(b) his earnings exceed the annual compensation limit under section 401(a)(17) of the Code or his accrued benefit under the Qualified Plan is limited by section 415(b) of the Code.
3.2 Duration of Participation
A Participant shall remain a Participant in the Plan until the Participant incurs a Separation from Service from all Employers. Thereafter, such former Participant shall be a Member until he has received a full distribution of his vested Supplemental Retirement Benefit.
Article IV. Vesting and Optional Forms of Payment
4.1 Vesting
Each Participant shall become vested in his Supplemental Retirement Benefit as of the earlier of (a) the first date on which he attains age 55 and completes at least ten (10) Years of Service under the Qualified Plan and (b) the date on which he attains age 65. Notwithstanding the foregoing, a Participant shall become fully vested in his Supplemental Retirement Benefit earned to date upon the occurrence of a Change in Control.
4.2 Forfeiture of Supplemental Retirement Benefit
A Participant who experiences a Separation from Service before becoming vested pursuant to Section 4.1, shall forfeit all rights to receive a Supplemental Retirement Benefit under the Plan; provided, however, that if the former Participant is reemployed by an Employer before the earlier to occur of (i) the date he attains age 55 and completes at least ten (10) Years of Service with under the Employers Qualified Plan and (ii) the date he attains age 65 and is again made a Participant in the Plan, his previously accrued benefit under the Plan shall be reinstated and shall be subject to his previous deferral elections, if any, except that no such reinstatement of his previously accrued benefit shall occur if the former Participant he was not fully vested under the Qualified Plan at the time of his Separation from Service.
4.3 Annuity Options
Before the beginning of the first year in which an Employee becomes a Participant in the Plan, or for a newly eligible Participant who is not eligible under any other excess benefit plan within the meaning of Treasury Regulation § 1.409A-2(a)(7)(iii), no later than thirty (30) days after the beginning of the calendar year immediately following the year in which he becomes a Participant, the Participant may elect to receive the Actuarial Equivalent of his vested Supplement Retirement Benefit in a single life annuity, 50% joint and survivor annuity or 75% joint and survivor annuity. To the extent a Member did not elect an annuity pursuant to this Section 4.3, his vested Supplemental Retirement Benefit shall be paid in a single lump sum amount.
Article V. Time of Payment
5.1 Default Time of Payment
To the extent a Member did not make an election pursuant to Section 5.2, his vested Supplemental Retirement Benefit shall be paid in a single lump sum amount or, in the case of a Member who elected an annuity pursuant to Section 4.3, shall commence to be paid as soon as administratively feasible, and in no event more than ninety (90) days, following the date of his Retirement.
5.2 Deferral Election
Before the beginning of the first year in which an Employee becomes a Participant in the Plan or, for a newly eligible Participant who is not eligible under any other excess benefit plan within the meaning of Treasury Regulation § 1.409A-2(a)(7)(iii), no later than thirty (30) days after the beginning of the calendar year immediately following the year in which he becomes a Participant, the Participant may elect to defer the payment, or the commencement of an annuity elected pursuant to Section 4.3, of his vested Supplemental Retirement Benefit until the later to occur of (i) the date the Participant experiences a Retirement and has attained at least age 55 and completed ten (10) Years of Service with the Employers and (ii) the date the Participant experiences a Retirement and has attained at least age 65. A deferral election made pursuant to this Section 5.2 must be completed and signed by the Participant, timely delivered to the Plan Administrator and accepted by the Plan Administrator in order for such election to be valid.
5.3 Small Amount Cash-Outs
Notwithstanding anything herein to the contrary, in any case in which a Member’s vested Supplemental Retirement Benefit is $5,000 or less on the date of his Separation from Service, such benefit shall be paid in a single lump sum amount on the first day of the calendar month following the six-month anniversary of the date of the Member’s Separation from Service.
5.4 Distributions to Specified Employees
Notwithstanding any other provision of the Plan except Section 5.3, if a Participant is a Specified Employee on the date of his Separation from Service, then the payment of his vested Supplemental Retirement Benefit shall be made, or in the case of a Participant who elected an annuity pursuant to Section 4.3, shall commence, as soon as practicable, and in no event more than sixty (60) days, after the date that is six months after the date of the Participant’s Separation from Service or, if earlier, the date of his death; provided, however, that the payment of the vested Supplemental Retirement Benefit or the commencement of an annuity, to a Participant who made a deferral election pursuant to Section 5.2 shall be made pursuant to such election if the deferred payment or commencement date is later than the date that is six months after the date of the Participant’s Separation from Service.
Article VI. Spousal Benefit
6.1 Amount of Benefit
If a Member dies before his vested Supplemental Retirement Benefit is paid, or in the case of a Member who elected an annuity before the commencement of annuity payments, then the Member’s eligible spouse, if any, shall receive 50 percent of his vested Supplemental Retirement Benefit.
6.2 Payment of Spousal Benefit
The amount to be paid to a deceased Member’s spouse shall be paid as soon as administratively feasible, and in no event more than ninety (90) days, following the date of the Member’s death.
Article VII. Administration
7.1 Plan Administrator
The Committee shall be the Plan Administrator, responsible for the operation and administration of the Plan and for carrying out the provisions thereof. The Committee shall be the committee appointed by the Company as the Plan Administrator of the Qualified Plan, unless the Company otherwise elects. Any member of the Committee may resign at any time by giving ten (10) days’ prior written notice to the Company and the other members of the Committee. A Committee member who terminates employment with the Employers shall be deemed to have resigned from the Committee. The Company may at any time appoint a successor member or remove and replace a member of the Committee, with or without cause, by providing ten (10) days’ prior written notice to him and the other members of the Committee. The Company may fill any vacancy in the membership of the Committee; provided, however, that if a vacancy reduces the membership of the Committee to less than three, such vacancy shall be filled as soon as practicable. The inability of a Committee member to vote on a decision specific to his Supplemental Retirement Benefit (as provided in Section 7.9) shall not be deemed a vacancy for purposes of this requirement. The Company shall give prompt written notice of any Committee vacancy to the other members of the Committee. Until any such vacancy is filled, the remaining members may exercise all of the powers, rights, and duties conferred on the Plan Administrator.
7.2 Plan Administrator’s Duties
In administering the Plan, the Plan Administrator shall have powers, rights, and duties similar to and consistent with the Plan Administrator’s duties set forth in the Qualified Plan.
7.3 Manner of Action
The Plan Administrator may act in any manner permitted of the Plan Administrator under the Qualified Plan.
7.4 Records
All resolutions, proceedings, acts, and determinations of the Committee shall be recorded, and all such records, together with such documents and instruments as may be necessary for the administration of the Plan, shall be preserved. All other Plan records shall be maintained by the Committee and shall accurately disclose the Supplement Retirement Benefit of each Member.
7.5 Information Required for Plan Administrator
The Employers shall furnish the Plan Administrator with such data and information as the Plan Administrator considers necessary or desirable to perform its duties with respect to Plan administration. The records of an Employer as to an Employee’s or Member’s period or periods of employment, termination of employment and the reason therefor, leaves of absence, reemployment, and compensation shall be conclusive on all persons unless determined to the Plan Administrator’s satisfaction to be incorrect. Members and other persons entitled to benefits under the Plan also shall furnish the Plan Administrator with such evidence, data or information as the Plan Administrator considers necessary or desirable for the Plan Administrator to perform its duties with respect to Plan administration.
7.6 Decision of Plan Administrator Final
Subject to applicable law and the provisions of Section 7.7, any interpretation of the provisions of the Plan and any decision on any matter within the discretion of the Plan Administrator, made by the Plan Administrator in good faith, shall be binding on all persons. A misstatement or other mistake of fact shall be corrected when it becomes known, and the Plan Administrator shall make such adjustment on account thereof as the Plan Administrator, in its sole discretion, considers equitable and practicable.

7.7 Review of Benefit Determinations
If a claim for benefits made by a Member, spouse of a deceased Member (or any other person claiming a right to a benefit under the Plan in respect of a Member or former Member) is denied, then the Plan Administrator shall, within ninety (90) days or one hundred-eighty (180) days if special circumstances require an extension of time after the claim is made, furnish the person making the claim with a written notice specifying the reasons for the denial. Such notice shall also refer to the pertinent Plan provisions on which the denial is based, describe any additional material or information necessary for properly completing the claim and explain why such material or information is necessary, and explain the Plan’s claim review procedures. If requested in writing, the Plan Administrator shall afford each claimant whose claim has been denied a full and fair review of the Plan Administrator’s decision and, within sixty (60) days, or one hundred-twenty (120) days if special circumstances require additional time of the request for reconsideration of the denied claim, the Plan Administrator shall notify the claimant in writing of the Plan Administrator’s final decision.
7.8 Uniform Rules
The Plan Administrator shall perform its duties with respect to Plan administration on a reasonable and nondiscriminatory basis and shall apply uniform rules to all Members similarly situated.
7.9 Interested Plan Administrator
Committee members may be Members, but no Committee member may decide or determine any matter or question concerning his specific benefits unless such decision or determination could be made by him under the Plan if he were not a Committee member.
7.10 Indemnification
To the extent permitted by law, no person (including the Employers, a trustee, any present or former Committee member, any agent of the Committee and any present or former director, officer, employee or agent of any Employer) shall be personally liable for any act done or omitted to be done in good faith in the administration of the Plan. To the extent permitted by law, each present or former director, officer, employee or agent of any Employer to whom the Plan Administrator or an Employer has delegated any portion of its responsibilities under the Plan and each present or former Committee member shall be indemnified and held harmless by the Employers (to the extent not indemnified or held harmless under any liability insurance or other indemnification arrangement with respect to the Plan) from and against any and all loss, cost, liability or expense that may be imposed upon or reasonably incurred by them in connection with or resulting from any claim, action, suit, or proceeding to which they may be a party or in which they may be involved by reason of any act done or omitted to be done in good faith in connection with the administration of the Plan, including all expenses reasonably incurred in their defense if the Employers fail to provide such defense.
7.11 Immunity of Committee Members

The members of the Committee may rely upon any information, report or opinion supplied to them by an officer of the Company or any legal counsel, independent public accountant, actuary or advisor and shall be fully protected in relying upon any such information, report or opinion. No member of the Committee shall have any liability to any Employer, Member or other person claiming under or through any Member or other person interested or concerned in connection with any decision made by such Member pursuant to the Plan which was based upon any such information, report or opinion if such member reasonably relied thereon in good faith.
7.12 No Enlargement of Employee Rights
Nothing contained in the Plan shall be deemed to give any Employee the right to be retained in the service of an Employer or to interfere with the right of an Employer to discharge or otherwise terminate the employment or change the terms of the employment or amount of compensation of any Participant at any time for any reason with or without cause. By accepting any payment under the Plan, each Member and each person claiming under or through such Member, shall be conclusively bound by any action or decision taken or made or to be taken or made under the Plan by the Plan Administrator.
7.13 Notice of Address and Missing Persons
Each person entitled to benefits under the Plan must file with the Plan Administrator, in writing, his post office address and each change of post office address. Any communication, statement, or notice addressed to such a person at his latest reported post office address shall be binding upon him for all purposes of the Plan, and the Plan Administrator and the Employers shall not be obliged to search for or ascertain his whereabouts. In the event that such person cannot be located, the Plan Administrator may direct that payment of such benefit with respect to such person shall be discontinued and all liability for the payment thereof shall terminate; provided, however, that in the event of the whereabouts of such person subsequently become known prior to the termination of the Plan, the benefits shall be paid in accordance with Articles IV and V.
Article VIII. Trust
     The Company may in its sole discretion establish a trust for the purpose of administering assets of the Employers to be used for the purpose of satisfying their obligations under the Plan. Any such trust shall be established in such manner so as to be a grantor trust of which the Company is the grantor, within the meaning of Subpart E of Part I of Subchapter J of Chapter 1 of Subtitle A of the Code. The existence of any such trust shall not relieve any Employer of any liability under the Plan, but the obligations of the Employers shall be deemed satisfied to the extent paid from the trust.
Article IX. Miscellaneous
9.1 Amendment and Termination
(a) The Company does hereby expressly and specifically reserve the sole and exclusive right at any time by action of the Board to amend, modify, or terminate the Plan; provided, however, that the Plan shall be amended, modified or terminated only to the extent, and in the manner, permitted by section 409A of the Code.

(b) While the Company contemplates maintaining the Plan indefinitely, the Company shall not be under any obligation or liability whatsoever to maintain the Plan for any minimum or other period of time. In the event the Plan is terminated, the liquidation of vested Supplemental Retirement Benefit shall not be permitted unless the conditions of Treasury Regulation § 1.409A-3(j)(4)(ix) are satisfied.
9.2 Incompetency
Every person receiving or claiming benefits under the Plan shall be conclusively presumed to be mentally competent and of age until the Plan Administrator receives written notice, in a form and manner acceptable to it, that such person is incompetent or a minor, and that a guardian, conservator or other person legally vested with the care of such person’s estate has been appointed by a court of competent jurisdiction. In the event that the Plan Administrator finds that any person to whom a benefit is payable under the Plan is unable properly to care for such person’s affairs, or is a minor, then any payment due (unless a prior claim therefor shall have been made by a duly appointed legal representative) may be paid to a spouse, child, parent, brother, sister or any other person deemed by the Plan Administrator to have incurred expense for the person otherwise entitled to payment under the Plan.
In the event a guardian or conservator of the estate of any person receiving or claiming benefits under the Plan shall be appointed by a court of competent jurisdiction, payments shall be made to such guardian or conservator, provided, however, that proper proof of appointment is furnished in a form and manner acceptable to the Plan Administrator.
To the extent permitted by law, any payment made under the provisions of this Section 9.2 shall be a complete discharge of liability under the Plan.
9.3 Nonalienation
The benefits payable at any time under the Plan shall not be subject in any manner to alienation, sale, transfer, assignment (either at law or in equity), pledge, attachment, garnishment, any encumbrance of any kind or other legal or equitable process, except to the extent directly ordered by a court of law to comply with a domestic relations order. Any attempt to alienate, sell, transfer, assign, pledge or otherwise encumber any such benefit, whether presently or thereafter payable, shall be void. No benefit shall in any manner be liable for or subject to the debts or liabilities of any Member or of any other person entitled to any benefit.
The Plan Administrator may establish procedures for complying with domestic relations orders and, under such procedures, may distribute a Member’s Supplemental Retirement Benefit pursuant to the terms of a domestic relations order. A “domestic relations order” means any judgment, order or settlement which is made pursuant to a state domestic relations law and which relates to the provision of child support, alimony payments or marital property rights to a spouse, former spouse, child or other dependent.
9.4 Applicable law
The Plan and all rights hereunder and all determinations made and actions taken pursuant hereto shall be governed by and construed in accordance with the laws of the State of Delaware to the extent such laws have not been preempted by federal law. All payments hereunder shall comply with the requirements of section 409A of the Code and the regulations promulgated thereunder.
9.5 Severability
If any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included in the Plan. The Company shall have the privilege and opportunity to correct and remedy any illegality or invalidity by amending the Plan pursuant to Section 9.1.
9.6 Notice
Any notice or filing required or permitted to be given to the Company under the Plan shall be sufficient if in writing and hand delivered or sent by registered or certified mail to the Corporate Secretary of the Company. Notice to the Corporate Secretary of the Company, if mailed, shall be addressed to the principal executive offices of the Company. Notice mailed to a Member shall be at such address reflected in the records of the Company. Notices shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.
9.7 Costs of the Plan
All costs of implementing and administering the Plan shall be borne by the Employers as determined by the Company.
9.8 Successors
The Plan shall be binding on all persons entitled to benefits hereunder and their respective heirs and legal representatives, on the Committee and its successors, on the Employers and their successors, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of an Employer.
9.9 Subordination of Rights
At the Plan Administrator’s request, each Member or spouse of a deceased Member shall sign such documents as the Plan Administrator may require in order to subordinate such Member’s or spouse’s rights under the Plan to the rights of such other creditors of the Employers as may be specified by the Plan Administrator.
9.10 Counterparts
The Plan has been established by the Company and may be executed in any number of counterparts, each of which shall be considered as the original, and no requirements to produce another counterpart shall exist.
9.11 Taxes

Any Employer may withhold from a Member’s compensation and from any payment of a Supplemental Retirement Benefit any taxes that may be due with respect to such payment in such amount as the Company may reasonably estimate to be necessary to cover any taxes for which the Company or the Member’s current or former Employer, as the case may be, may be liable. If a Member’s Supplemental Retirement Benefit becomes taxable before the date on which such benefit is actually paid, the Member’s current or former Employer, as the case may be, shall remit any required withholding or employment taxes to the taxing authorities and shall correspondingly reduce the benefit payable under the Plan. If at any time the Plan is found to fail to meet the requirements of section 409A of the Code and the regulations thereunder, the Company may pay the amount required to be included in the Member’s income as a result of such failure. Any amount paid pursuant to this Section 9.11 shall be charged against the Member’s Supplemental Retirement Benefit and offset against future payments. A Member shall have no discretion, and shall have no direct or indirect election, as to whether a payment will be accelerated pursuant to this Section 9.11. Notwithstanding the foregoing, under no circumstances shall any Employer be responsible for any taxes, penalties, interest or other losses or expenses incurred by a Member due to any failure to comply with section 409A of the Code.

In Witness Whereof, AptarGroup, Inc. has caused this instrument to be executed by its duly authorized officers effective as of                      ___, 2008.

AptarGroup, Inc.

by:	\s\Stephan J. Hagge

Title:	Executive VP and Chief Operating Officer